                                   EXHIBIT 11

                        COMPUTATION OF PER SHARE EARNINGS
                    (in thousands, except per share amounts)



                                                                     Three months ended         Year ended
                                                                          December 31,          December 31,
                                                                    ---------------------   ---------------------
                                                                       1999         1998       1999        1998
                                                                    ----------    -------   ----------    -------
Basic

   Average shares outstanding ...................................       18,998     18,532       18,930     17,854
                                                                    ==========    =======   ==========    =======

   Net income (loss) ............................................   $   (5,606)   $ 3,442   $  (19,688)   $11,570
                                                                    ==========    =======   ==========    =======

   Per share amount .............................................   $     (.30)   $   .19   $    (1.04)   $   .65
                                                                    ==========    =======   ==========    =======


Diluted

   Average shares outstanding ...................................       18,998     18,532       18,930     17,854

   Net effect of dilutive stock options based on the
     treasury stock method using the average market price .......           --      2,042           --      1,984
                                                                    ----------    -------   ----------    -------

   Total ........................................................       18,998     20,574       18,930     19,839
                                                                    ==========    =======   ==========    =======

   Net income (loss) ............................................   $   (5,606)   $ 3,442   $  (19,688)   $11,570
                                                                    ==========    =======   ==========    =======

   Per share amount .............................................   $     (.30)   $   .17   $    (1.04)   $   .58
                                                                    ==========    =======   ==========    =======